                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             New Plan Realty Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             New Plan Realty Trust
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
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------------------------

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 10, 1997

                               ----------------

  The Annual Meeting of Shareholders of New Plan Realty Trust (the "Trust") will be held on Wednesday, December 10, 1997, at 10:00 a.m., New York City time, at

                        Baruch College Conference Center
                                    Room 750
                              151 East 25th Street
                            New York, New York 10010

for the following purposes:

  (1) To elect three Trustees;


  (2) To vote upon approval of the Trust's 1997 Stock Option Plan;

  (3) To vote upon amendments to the Trust's Amended and Restated Declaration of Trust relating to:

    (a) the elimination of the limitation on the number of preferred shares that may be issued by the Trust; and
    (b) the ability to grant the holders of preferred shares voting rights with respect to the election of trustees under certain limited circumstances; and

  (4) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Board of Trustees has fixed October 16, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

  Shareholders are cordially invited to attend the meeting in person.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                          By Order of the Board of Trustees

                                          /s/ William Newman
                                          WILLIAM NEWMAN
                                          Chief Executive Officer
                                          and Chairman of the Board

New York, New York

October 22, 1997

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of New Plan Realty Trust, a Massachusetts business trust (the "Trust"), of proxies from the holders of the Trust's issued and outstanding Shares of Beneficial Interest, without par value (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held at the BARUCH COLLEGE CONFERENCE CENTER, ROOM 750, 151 EAST 25TH STREET, NEW YORK, NEW YORK 10010, ON WEDNESDAY, DECEMBER 10, 1997 AT 10:00 A.M., NEW YORK CITY TIME, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying Proxy Card are being mailed on or about October 31, 1997 to shareholders of record of the Trust on October 16, 1997.

  Management would appreciate it if you would complete, date and sign the accompanying Proxy Card and return it promptly to the Trust in the enclosed envelope.


  The Board has fixed the close of business on October 16, 1997 (the "Record Date") as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Trust had 59,166,606 Common Shares outstanding. A majority of the outstanding Common Shares must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Each Common Share is entitled to one vote on all matters.


  Election of a Trustee will require the affirmative vote of a majority of the Common Shares present in person or by proxy at the Annual Meeting and having the right to vote thereon. Approval of the 1997 Stock Option Plan, as described in Proposal 2 herein, will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Approval of each of the proposed amendments (the "Amendments") to the Trust's Amended and Restated Declaration of Trust, as described in Proposal 3 herein, will require the affirmative vote of two-thirds of all the Common Shares outstanding and entitled to vote thereon. For purposes of the election of Trustees and voting on each Amendment, abstentions and broker non-votes will not be counted as votes cast and, therefore, will have the same effect as votes cast against the election of a Trustee and against the applicable Amendment. For purposes of approval of the 1997 Stock Option Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of such vote. If a shareholder is a participant in the Trust's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card will list the number of Common Shares registered in the participant's name under the plan.


  As of the Record Date, MNOPF Trustees Limited (formerly Merchant Navy Officers Pension Fund Trustees Limited) (the "British Fund") owned 2,693,954 Common Shares, or approximately 4.6% of the outstanding Common Shares, and Stichting Pensioenfonds (formerly Algemeen Burgerlijk Pensioenfonds) (the "Dutch Fund") owned 4,831,900 Common Shares, or approximately 8.2% of the outstanding Common Shares (see "Security Ownership of Certain Beneficial Owners"). The British Fund and the Dutch Fund, which hold an aggregate of approximately 12.8% of the outstanding Common Shares as of the Record Date, have agreed that they will vote in favor of the Board's nominees for Trustees. In addition, all of the current Trustees and executive officers of the Trust, beneficial holders collectively of approximately 4.3% of the outstanding Common Shares (excluding exercisable options) as of the Record Date, have advised the Trust that they each intend to vote in favor of the Board's nominees for Trustees, for approval of the Trust's 1997 Stock Option Plan and for the adoption of each of the Amendments.


  The Common Shares represented by all properly executed proxies returned to the Trust will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of or for (i) the Board's nominees for Trustees, (ii) approval of the Trust's 1997 Stock Option Plan, and (iii) each of the Amendments. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. Management does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Trust a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE OF THIS PROXY STATEMENT.

                                 PROPOSAL ONE

                             ELECTION OF TRUSTEES

NOMINATION AND ELECTION OF THREE TRUSTEES

  The Board currently consists of nine Trustees. The Trustees currently are divided into three classes, consisting of three members whose terms expire at this Annual Meeting, three members whose terms expire at the 1998 annual meeting of shareholders and three members whose terms expire at the 1999 annual meeting of shareholders. At the Annual Meeting, three Trustees will be elected, each to hold office for the term specified below and until his successor is elected and qualified. The terms of Melvin Newman, Raymond Bottorf and Gregory White expire in 1998 and the terms of James Steuterman, Norman Gold and Dean Bernstein expire in 1999. William Newman, Arnold Laubich and John Wetzler are nominees for Trustee, each to hold office for a term of three years until the annual meeting of shareholders to be held in 2000.

 Nominees for Election as Trustee

  The following individuals are nominees for election as Trustees at the Annual Meeting for three year terms expiring in 2000:

  William Newman, age 71, has been Chairman of the Board of the Trust since 1972. He served as President and Chief Executive Officer of the Trust's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Trust in 1972, and acted in such capacities for the Trust until 1988. In 1988, Mr. Newman relinquished the title of President to Arnold Laubich, but retained the office and responsibilities of Chief Executive Officer. Mr. Newman is a Certified Public Accountant, and has been actively involved in real estate for 47 years. He also is a past Chairman of the National Association of Real Estate Investment Trusts.

  Arnold Laubich, age 67, has been a Trustee of the Trust since 1988. He has also been President and Chief Operating Officer of the Trust since 1988. From 1961 to 1972, he served as Executive Vice President of the Trust's predecessor corporation. From 1972 until 1988, Mr. Laubich was President of Dover Management Corporation, which managed the Trust's properties.

  John Wetzler, age 51, has been a Trustee of the Trust since 1994. Mr. Wetzler has been President of Nautica Retail U.S.A., Inc., a subsidiary of Nautica Enterprises, Inc., the international men's apparel maker and marketer, since July 1994. From December 1988 to June 1994 he was the Executive Vice President of Nautica Retail U.S.A., Inc.

 Other Trustees whose Terms of Office Continue after the Annual Meeting

  Information concerning the other Trustees whose terms do not expire at the Annual Meeting is set forth below.

  Melvin Newman, age 55, has been a Trustee of the Trust since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Trust. Mr. Newman is a private investor.


  Raymond H. Bottorf, age 55, has been a Trustee of the Trust since 1991. Mr. Bottorf has been the Managing Director of the New York office of the Global Property Team of ABN-AMRO Chicago Corp., an investment bank, since October 1997. From May 1990 to October 1997 he was the President and sole Director of U.S. Alpha, Inc., New York, New York, a wholly-owned subsidiary of the Dutch Fund.

  Gregory White, age 41, has been a Trustee of the Trust since 1994. Mr. White is a founding partner and Managing Director of Schroder Mortgage Associates in New York, New York, and has been associated with Schroder Mortgage Associates since 1992. From 1988 to 1992, he was a Managing Director of the Salomon Brothers Inc real estate finance department.


  Norman Gold, age 67, has been a Trustee of the Trust since its organization in 1972. He has been active in the practice of law for 43 years and a partner of the law firm of Altheimer & Gray for over 34 years. He is also a trustee of Banyan Strategic Realty Trust; none of these entities are in any way related to or competitive with the Trust.

  James M. Steuterman, age 41, has been a Trustee of the Trust since 1990. He has served as Executive Vice President of the Trust since October 1994. Mr. Steuterman has been associated with the Trust since 1984 as a property acquisition specialist, becoming Director of Acquisitions in 1986, a Vice President in 1988 and a Senior Vice President in 1989.

  Dean Bernstein, age 39, has been a Trustee of the Trust since 1992. He has served as Vice President--Administration and Finance of the Trust since October 1994. He became an Assistant Vice President of the Trust in 1991 and Vice President--Acquisitions in September 1993. From 1988 to 1991, Mr. Bernstein was a Vice President in the Real Estate Group at Chemical Bank. Mr. Bernstein is the son-in-law of William Newman.

BOARD OF TRUSTEES' MEETINGS

  During the Trust's fiscal year ended July 31, 1997, the Board held four quarterly meetings and acted by unanimous written consent on three occasions.

BOARD COMMITTEES

  The Board has an Audit Committee and a Stock Option Committee. The Board does not have a nominating committee or a compensation committee or a committee performing the functions of a nominating or compensation committee; the Trustees perform the functions of those committees. The Board does have, however, a Special Compensation Committee consisting of four of the Trust's non-employee Trustees (currently Messrs. Bottorf, Gold, Wetzler and White), which reviews the compensation arrangements of Messrs. William Newman, Laubich, Steuterman and Bernstein, the Trustees who are also executive officers of the Trust.

  The Audit Committee is currently composed of Messrs. Gold, White, Wetzler and Bottorf. The Audit Committee recommends to the Board the selection of the independent auditors to be employed by the Trust and reviews generally the Trust's internal and external audits and the results thereof. The Audit Committee met once during the last fiscal year.

  The Stock Option Committee consists of Messrs. William Newman, Gold and Laubich. The Stock Option Committee administers the Trust's 1985 Incentive Stock Option Plan and 1991 Stock Option Plan and, subject to the provisions of the respective plans, selects the Trustees, officers and employees who are to participate in the respective plans and determines the terms of their options. The Stock Option Committee meets from time to time during the year to grant options if and when it deems appropriate. The Committee acted by unanimous written consent on six occasions during the last fiscal year.

TRUSTEES' COMPENSATION

  The Trustees of the Trust who are not employees of the Trust each received $12,500 in annual Trustee fees and $500 per meeting. No fees are paid to Trustees who are employees of the Trust. In addition, the Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. WILLIAM NEWMAN, LAUBICH AND WETZLER AS TRUSTEES FOR A THREE YEAR TERM EXPIRING IN 2000.

                              EXECUTIVE OFFICERS

  The following information is provided with respect to the executive officers of the Trust. Of the Trust's executive officers, each of Messrs. William Newman, Laubich, Steuterman and Bernstein currently is a Trustee. The Trust's executive officers serve at the discretion of the Board.

                                                                     EXECUTIVE
              NAME                AGE            OFFICE            OFFICER SINCE
--------------------------------- --- ---------------------------- -------------
William Newman...................  71 Chairman of the Board and        1961(1)
                                      Chief Executive Officer
Arnold Laubich...................  67 President and Chief              1988
                                      Operating Officer
James M. Steuterman..............  41 Executive Vice President         1990
Steven F. Siegel.................  37 General Counsel and              1991
                                      Secretary
Leonard N. Cancell...............  64 Senior Vice President            1988
James DeCicco....................  51 Senior Vice President-           1996
                                      Leasing
William Kirshenbaum..............  61 Vice President and Treasurer     1981
Dean Bernstein...................  39 Vice President-                  1992
                                      Administration and Finance
Irwin E. Kwartler................  71 Vice President                   1982
Michael I. Brown.................  55 Chief Financial Officer and      1989
                                      Controller
Joseph Bosco.....................  48 Vice President                   1993
Tom Farrell......................  40 Vice President-Acquisitions      1997

--------
(1) Includes service as President and Chief Executive Officer of the Trust's predecessor, New Plan Realty Corporation.

  See "Election of Trustees" for a summary of the principal occupation and relevant business experience of each executive officer who is also a Trustee. Mr. Bosco became Vice President of the Trust in August 1993. From September 1992 to July 1993, Mr. Bosco was an Assistant Vice President of the Trust. Mr. DeCicco became Senior Vice President--Leasing of the Trust in March 1996. From May 1991 to March 1996, Mr. DeCicco was Vice President--Leasing of the Trust. Mr. Farrell became Vice President--Acquisitions of the Trust on November 12, 1994, the date upon which he commenced his employment with the Trust. Prior thereto, Mr. Farrell was a Vice President at The Balcor Company, a real estate company. Messrs. Siegel, Cancell, Kirshenbaum, Brown and Kwartler have each held the respective positions set forth above for more than the past five years.

                            EXECUTIVE COMPENSATION

COMPENSATION

  The following table sets forth certain information with respect to the cash compensation and all other compensation paid by the Trust, as well as stock options granted by the Trust, to Mr. William Newman, the Trust's Chief Executive Officer, and the Trust's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Officers") for the fiscal years ended July 31, 1997, 1996 and 1995:

                                                                    ALL OTHER
                                       ANNUAL        LONG TERM   COMPENSATION(1)
NAME AND PRINCIPAL POSITION  YEAR   COMPENSATION    COMPENSATION       $
---------------------------  ---- ----------------- ------------ --------------
                                   SALARY   BONUS
                                    ($)      ($)    OPTIONS (#)
                                   ------   -----   ------------
William Newman, CEO........  1997 $500,000 $125,000    37,500       $  4,500
                             1996 $430,756 $ 75,000       --        $ 25,337
                             1995 $340,553 $ 75,000       --        $133,568
Arnold Laubich, President..  1997 $500,000 $250,000    37,500       $  4,500
                             1996 $444,085 $100,000       --        $  4,500
                             1995 $365,553 $100,000       --        $  4,500
James M. Steuterman, Execu-
 tive Vice President.......  1997 $290,000 $ 50,000    52,000       $  4,500
                             1996 $232,693 $ 85,000     2,000       $  4,500
                             1995 $169,904 $ 20,000     9,500       $  4,500
Steven F. Siegel, General
 Counsel and Secretary.....  1997 $153,898 $ 19,000    37,500       $  4,500
                             1996 $142,500 $ 48,500     5,000       $  4,500
                             1995 $136,846 $ 17,500     1,000       $  4,500
Leonard Cancell, Senior
 Vice President............  1997 $149,526 $ 15,000    12,500       $  4,500
                             1996 $141,605 $ 40,000       --        $  4,500
                             1995 $129,154 $ 14,000     2,500       $  4,500

--------
(1) Includes the 401(k) plan contribution for officers and the amount by which premiums exceeded the increase in cash surrender value for split dollar life insurance for the CEO. The annual premiums paid are $150,000. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Trust for services rendered by each officer during the fiscal year indicated.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to options granted to the Named Officers during the fiscal year ended July 31, 1997:

                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                                                 EXERCISE            RATES OF STOCK PRICE
                                   % OF TOTAL     PRICE                APPRECIATION FOR
                         OPTIONS OPTIONS GRANTED   PER                    OPTION TERM
                         GRANTED TO EMPLOYEES IN  SHARE   EXPIRATION ---------------------
      NAME & TITLE         (#)     FISCAL YEAR     ($)       DATE      5%(1)     10%(1)
------------------------ ------- --------------- -------- ---------- --------- -----------
William Newman, CEO..... 37,500        6.6%      $21.875   5/27/04   $ 333,950 $   778,245
Arnold Laubich,
 President.............. 37,500        6.6%      $21.875   5/27/04   $ 333,950 $   778,245
James M. Steuterman,
 Executive Vice
 President..............  2,000        0.3%      $21.375    8/1/03   $  17,404 $    40,558
                         50,000        8.8%      $21.875   5/27/04   $ 445,266 $ 1,037,659
Steven F. Siegel,
 General Counsel and
 Secretary.............. 37,500        6.6%      $21.875   5/27/04   $ 333,950 $   778,245
Leonard Cancell, Senior
 Vice President......... 12,500        2.2%      $21.875   5/27/04   $ 111,317 $   259,415

--------
(1) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Trust's Common Shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth certain information with respect to the option exercises during the fiscal year ended July 31, 1997, and the unexercised options held as of the end of such fiscal year, by the Named
Officers:

                                                                        VALUE OF UNEXERCISED IN-
                                                NUMBER OF UNEXERCISED             THE-
                                                  OPTIONS AT FISCAL      MONEY OPTIONS AT FISCAL
                           SHARES     VALUE         YEAR-END (#)               YEAR-END(1)
                         ACQUIRED ON REALIZED ------------------------- -------------------------
      NAME & TITLE       EXERCISE(#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------- -------- ----------- ------------- ----------- -------------
William Newman, CEO.....      --         --     455,000      232,500    $1,820,000    $817,500
Arnold Laubich,
 President..............      --         --     460,000      232,500    $1,851,875    $817,500
James M. Steuterman,
 Executive Vice
 President..............      --         --      44,200       64,300    $  124,525    $ 62,788
Steven F. Siegel,
 General Counsel and
 Secretary..............    5,000    $15,000     28,400       50,100    $   28,850    $ 60,775
Leonard Cancell, Senior
 Vice President.........      --         --      14,000       16,000    $   11,500    $ 15,063

--------
(1) Based upon a closing price per share of $22.875 on July 31, 1997.

                  TRUSTEES' REPORT ON EXECUTIVE COMPENSATION

  The Board does not have a compensation committee; thus, it is the duty of the entire Board to review compensation plans, programs and policies and to monitor the performance and compensation of executive officers, including the Named Officers, and other key employees. The Board does have, however, a Special Compensation Committee consisting of four of the Trust's non-employee Trustees (currently Messrs. Bottorf, Gold, Wetzler and White), which reviews the compensation arrangements of Messrs. William Newman, Laubich, Steuterman and Bernstein, the Trustees who are also executive officers of the Trust.

  The Board has implemented compensation policies, plans and programs which seek to enhance the profitability of the Trust, and thus shareholder value, by aligning closely the financial interests of the Trust's senior managers with those of its shareholders. The Trust's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Trust's business strategy, to link executive and shareholder interests through performance goals and equity based plans, and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  In furtherance of these goals, the Board has compared the Trust to a selected group of real estate investment trusts ("REITs") that compete in the Trust's shopping center and apartment complex business, which the Board believes represent the Trust's most direct competitors for executive talent. There are six REITs in that comparison group. Based on the relative size of the Trust in comparison with the peer group, the Board positions executive base salaries at competitive levels relative to the base salaries paid to executive officers of the peer group. The Trust also relies on Common Share options as incentive compensation and may in the future seek to implement other long term incentive plans. Incentive compensation plans that may be developed in the future would have some relationship to business and individual performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value.

  The Board conducts a full review of the Trust's executive compensation program each year. This review includes a comparison of the Trust's executive compensation, business performance, Common Share appreciation and total return to shareholders to the peer group. The Board also reviews, on an annual basis, the selection of peer REITs used for compensation analysis. The peer group used for compensation analysis has not necessarily been the same as the peer group index in the Performance Graph included in this Proxy Statement. The Board believes that the Trust's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. The Special Compensation Committee performed the same function and analysis with respect to Messrs. William Newman, Laubich, Steuterman and Bernstein.

  The key components of the Trust's executive compensation consist of base salary, annual bonus and Common Share options. The Board's policies with respect to each of these components are discussed below. In determining compensation, the Board takes into account the individual's full compensation package, including insurance and other benefits, as well as the components described below. The Special Compensation Committee performed the same function and analysis with respect to Messrs. William Newman, Laubich, Steuterman and Bernstein. It should be noted that the Trust currently has a 401(k) retirement plan covering substantially all officers and employees of the Trust. The 401(k) plan permits participants to defer up to a maximum of 10% of their compensation, and the Trust may, at the discretion of the Board, make a voluntary contribution to the plan participants. For the last 401(k) plan year (1996), the contribution by the Trust was equal to 3% of each employee's eligible compensation. For the fiscal year ended July 31, 1997, the Trust's contribution to the 401(k) retirement plan allocated to the Chief Executive Officer was $4,500.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in the peer group. The base salaries currently are intended to be fixed at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other REITs in the comparison peer group.

  Annual salary adjustments will be determined by evaluating the performance of the Trust and of each executive officer, and also taking into account new responsibilities, increases in pay levels of competitors, and such other matters as the Board and Special Compensation Committee, as applicable, may deem appropriate. The Board and Special Compensation Committee, as applicable, will also consider, where appropriate, non-financial performance achievements by the Trust and its employees.

  During the fiscal year ended July 31, 1997, William Newman, the Trust's Chief Executive Officer, received a base salary of $500,000. In determining the base salary paid to Mr. William Newman, the Special Compensation Committee took into consideration his experience and stature in the real estate community, the base salaries paid to chief executive officers in the comparison peer groups, and the Trust's earnings and returns on shareholder equity.

ANNUAL BONUS

  All of the Trust's executive officers (including the Named Officers) are eligible for an annual cash bonus. In determining the amount of annual cash bonuses, if any, to be paid to executive officers, the Board and Special Compensation Committee, as applicable, at the end of each fiscal year, reviews the performance of the Trust and, if appropriate, the Common Shares, during such fiscal year, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Trust, as well as such other matters as the Board and Special Compensation Committee, as applicable, may deem appropriate. The Trust's Chief Executive Officer, William Newman, received an annual bonus of $125,000 for the fiscal year 1997.

SHARE OPTIONS

  Under the Trust's 1985 Incentive Stock Option Plan and the 1991 Stock Option Plan (collectively, the "Plans"), both of which were approved by shareholders, options to purchase Common Shares may be granted to the Trust's employees, including the Named Officers. The Plans are administered by the Stock Option Committee. Awards are based on, among other things, a review of compensation data from the peer group, information on the optionee's total compensation, the optionee's expected future contributions to the Trust's achievement of its long-term performance goals and the Trust's dependence on the optionee's efforts.

  The Trust believes that significant equity interests in the Trust held by management align their interests with those of the shareholders. Common Share options generally are granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set in the grants. Generally, options are not exercisable until at least one year from the date of grant, and thereafter are exercisable annually only as a percentage of the total number of Common Shares covered by the options. The Board believes that the vesting schedule gives executives the incentive to create shareholder value over the long term because the full benefit of the compensation package cannot be realized unless Common Share price appreciation occurs over a number of years. In fiscal 1997, stock options to purchase 37,500 Common Shares were granted under the Plans to the Trust's Chief Executive Officer.

CONCLUSION

  Through the policies described above, a very significant portion of the Trust's executive compensation is linked to individual and business performance. However, the changes of the business cycle from time to time may result in an imbalance for a particular period.

  The foregoing report has been furnished by the Board and the Special Compensation Committee.


October 22, 1997

    Dean Bernstein           William Newman
    Raymond H. Bottorf       James M. Steuterman
    Norman Gold              John Wetzler
    Arnold Laubich           Gregory White
    Melvin Newman

                         SHARE PRICE PERFORMANCE GRAPH

  The following table compares the cumulative total shareholder return on the Common Shares for the period commencing August 1, 1992 through July 31, 1997 with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the NAREIT All REIT Total Return Index(1) (the "NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500, NAREIT Index and the Common Shares on August 1, 1992, and assuming reinvestment of dividends. The shareholder return shown on the graph below is not indicative of future performance.

                                    [GRAPH]


                      COMPARISON OF FIVE YEAR CUMULATIVE
                                 TOTAL RETURN


               NEW PLAN        S&P 500     NAREIT: ALL REITS

    1992        100.0           100.0            100.0

    1993        111.4           108.7            117.7

    1994        106.6           114.3            122.6

    1995        117.8           144.2            130.8

    1996        121.9           168.1            152.8

    1997        139.7           255.7            209.5

--------
(1) The NAREIT All REIT Total Return Index (consisting of 196 companies with a total market capitalization of approximately $116.1 billion) is maintained by the National Association of Real Estate Investment Trusts, Inc. and is only published monthly based on the last closing prices of the preceding month.

TRANSACTIONS WITH TRUSTEES AND EXECUTIVE OFFICERS

  Norman Gold is a partner in the law firm of Altheimer & Gray. His firm has rendered various legal services to the Trust during the past fiscal year and is continuing to render legal services to the Trust.

  John Wetzler is the president of Nautica Retail U.S.A., Inc., affiliates of which are tenants at some of the Trust's properties.

  The following loans were made by the Trust over a number of years primarily to assist the officers in their purchase of Common Shares of the Trust. Such loans are unsecured except as specifically noted. At July 31, 1997, Arnold Laubich, President and Chief Operating Officer and Trustee, was indebted to the Trust in the aggregate amount of $165,000 (which amount is $165,000 less than his indebtedness to the Trust as of July 31, 1996). The amount owed is represented by a demand note bearing interest at 6% per annum. At July 31, 1997, William Kirshenbaum, Vice President and Treasurer, was indebted to the Trust in the aggregate amount of $436,892. The amount owed is represented by
(i) five demand notes in the aggregate amount of $249,892, each bearing interest at 5% per annum, (ii) two demand notes in the aggregate amount of $17,000, each bearing interest at 8.375% per annum, and (iii) a $170,000 note bearing interest at 6% per annum and due January 31, 2000 (which is collateralized by a mortgage). At July 31, 1997, Leonard Cancell, Senior Vice President, was indebted to the Trust in the aggregate amount of $349,941. The amount owed is represented by (i) three demand notes in the aggregate amount of $272,375, each bearing interest at 5% per annum, and (ii) a $77,566 demand note bearing interest at 6% per annum. At July 31, 1997, James M. Steuterman, Executive Vice President and Trustee, was indebted to the Trust in the aggregate amount of $341,130. The amount owed is represented by (i) three demand notes in the aggregate amount of $289,170, each bearing interest at 5% per annum, and (ii) a $51,960 demand note bearing interest at 6% per annum. At July 31, 1997, Irwin Kwartler, a Vice President, was indebted to the Trust in the aggregate amount of $206,158. The amount owed is represented by three demand notes, each bearing interest at 5% per annum. At July 31, 1997, Dean Bernstein, Vice President--Administration and Finance and Trustee, was indebted to the Trust in the aggregate amount of $95,062, represented by a demand note bearing interest at a rate of 5% per annum. At July 31, 1997, Joseph Bosco, a Vice President, was indebted to the Trust in the aggregate amount of $136,786. The amount owed is represented by (i) three demand notes in the aggregate amount of $26,786, each bearing interest at 5% per annum,
(ii) a $17,000 demand note bearing interest at 8.375% per annum, (iii) an $84,000 demand note bearing interest at 6% per annum, and (iv) a $9,000 demand note bearing interest at 8% per annum. At July 31, 1997, Steven F. Siegel, General Counsel and Secretary, was indebted to the Trust in the aggregate amount of $111,881. The amount owed is represented by two demand notes each bearing interest at 5% per annum. At July 31, 1997, James DeCicco, Senior Vice President--Leasing, was indebted to the Trust in the aggregate amount of $140,464. The amount owed is represented by (i) a demand note in the amount of $2,700 bearing interest at 6% per annum and (ii) a $137,764 note bearing interest at 8.5% per annum and due October 1, 2024 (which is collateralized by a mortgage).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Trust does not have a compensation committee, consequently, the Board performs the functions of such committee; however, the Special Compensation Committee performed such function with respect to Messrs. William Newman, Laubich, Steuterman and Bernstein. However, it should be noted that the amount of compensation to be paid by the Trust to each of its officers and their terms of employment for the year ended July 31, 1997 were, with the exception of the four above-mentioned individuals, determined primarily by Messrs. William Newman and Laubich, each of whom serves both as a Trustee and as an executive officer of the Trust. In addition, the number of options to be granted to the Trustees and employees of the Trust under the terms of the Plans for the year ended July 31, 1997 were determined by the Plans' administrators which are Messrs. William Newman, Laubich and Gold.

             SECURITY OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth as of the Record Date certain information as to the beneficial ownership of the Trust's Common Shares, including Common Shares as to which a right to acquire beneficial ownership exists (for example, through the exercise of Common Share options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (a) the Trustees and nominees for election as Trustees,
(b) the Named Officers and (c) all executive officers and Trustees as a group.

                                         AMOUNT AND NATURE
   NAME AND BUSINESS ADDRESS(1)      OF BENEFICIAL OWNERSHIP(2) PERCENT OF CLASS
-----------------------------------  -------------------------  ----------------

William Newman.....................          1,823,392(3)             3.06%
Arnold Laubich.....................            793,267(4)             1.33%
James M. Steuterman................             64,452(5)               (6)
Melvin Newman......................            572,388(7)               (6)
Norman Gold........................             10,899                  (6)
Dean Bernstein.....................             53,974(8)               (6)
Raymond H. Bottorf.................              7,400(9)               (6)
John Wetzler.......................              6,421(10)              (6)
Gregory White......................              7,400(11)              (6)
Steven F. Siegel...................             36,208(12)              (6)
Leonard Cancell....................             52,002(13)              (6)
All Executive Officers and Trustees
 as a Group (17 individuals).......          3,655,548                6.07%

--------
 (1) The business address of each person is 1120 Avenue of the Americas, New York, New York 10036.
 (2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.

 (3) Includes 39,627 Common Shares owned by Mr. Newman's wife, 6,960 Common Shares held by Mr. Newman as custodian for his grandchildren and 64,512 Common Shares held by a family charitable foundation, as well as 455,000 Common Shares which Mr. Newman has the right to acquire upon exercise of share options. Mr. Newman disclaims any beneficial interest in the Common Shares held for his grandchildren and by the family charitable foundation.

 (4) Includes 46,134 Common Shares owned by Mr. Laubich's wife, 28,273 Common Shares held jointly with his wife (as to which Common Shares Mr. Laubich shares voting and investment power), and 17,804 Common Shares held by his wife and adult daughter jointly, as well as 460,000 Common Shares which Mr. Laubich has the right to acquire upon exercise of share options. Mr. Laubich disclaims any beneficial interest in the Common Shares held jointly by his wife and daughter.

 (5) Includes 1,827 Common Shares held jointly with Mr. Steuterman's wife (as to which Common Shares Mr. Steuterman shares voting and investment power), 1,140 Common Shares held by Mr. Steuterman as custodian for his children, and 30,400 Common Shares which Mr. Steuterman has the right to acquire upon exercise of share options.
 (6)  Amount owned does not exceed 1% of class.

 (7) Includes 23,547 Common Shares owned by Mr. Newman's wife and 57,150 Common Shares held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee, as well as 2,400 Common Shares which Mr. Newman has the right to acquire upon exercise of share options. Mr. Newman disclaims any beneficial interest in the Common Shares held by such child and the Common Shares held by the Foundation.

 (8) Includes 21,265 Common Shares owned by Mr. Bernstein's wife, 7,309 Common Shares held jointly with his wife (as to which Common Shares Mr. Bernstein shares voting and investment power), and 25,400 Common Shares which Mr. Bernstein has the right to acquire upon exercise of share options.

 (9) Represents 7,400 Common Shares which Mr. Bottorf has the right to acquire upon exercise of share options.

                       (Footnotes continue on next page)

(Footnotes for previous page)


(10) Includes 580 Common Shares owned by Mr. Wetzler's wife and 224 Common Shares owned by Mr. Wetzler as custodian for his children, as well as 5,400 Common Shares which Mr. Wetzler has the right to acquire upon exercise of share options. Mr. Wetzler disclaims any beneficial interest in the Common Shares held by his children.

(11) Represents 1,000 Common Shares held jointly with Mr. White's wife (as to which Common Shares Mr. White shares voting and investment power) and 1,000 Common Shares held by Mr. White as custodian for his children, as well as 5,400 Common Shares which Mr. White has the right to acquire upon exercise of share options.

(12) Includes 30,400 Common Shares which Mr. Siegel has the right to acquire upon exercise of share options.

(13) Includes 15,552 Common Shares held jointly with Mr. Cancell's wife (as to which Common Shares Mr. Cancell shares voting and investment power), and 1,000 Common Shares which Mr. Cancell has the right to acquire upon exercise of share options.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the beneficial ownership of Common Shares by persons known by the Trust to own beneficially more than five percent of the Common Shares outstanding as of the Record Date:

                                                                         PERCENT
                                                    AMOUNT AND NATURE      OF
           NAME AND BUSINESS ADDRESS             OF BENEFICIAL OWNERSHIP  CLASS
------------------------------------------------ ----------------------- -------
Stichting Pensioenfonds.........................        4,831,900         8.2%
  Oude Lindestraat 70
  Correspondentieadres,
  postbus 2980,
  6401 DL Heerlen
  The Netherlands

  The British Fund and the Dutch Fund have agreed that until December, 2001 they will vote their Common Shares in favor of management's nominees to the Board. The Dutch Fund's agreement to so vote requires that a specified degree of continuity exist in the Trust's management (as described below).


  The Trust has agreed to include among management's nominees to the Board one person designated by the Dutch Fund so long as the Dutch Fund owns at least 9.9% of the outstanding Common Shares (on the Record Date, the Dutch Fund owned approximately 8.2% of the outstanding Common Shares). In the event the Trust issues additional Common Shares for cash at a time when the Dutch Fund owns at least 9.9% of the outstanding Common Shares, such fund shall have the right to maintain its percentage of ownership in the Trust by purchasing from the Trust additional Common Shares at the same price paid by such purchaser, less an amount equal to underwriter's commissions, if any.

  Pursuant to the agreement between the Trust and the Dutch Fund, the Dutch Fund has agreed that, until January 10, 2006, it will not acquire Common Shares which would bring its holdings in excess of 15% of the outstanding Common Shares without the Trust's prior consent, provided that a degree of continuity exists in the Trust's management. The continuity requirement provides that a majority of the Trust's Board shall consist of "Continuing Trustees" (who are defined as Trustees who either were Trustees on January 10, 1991 or whose nomination at any time thereafter is approved by a majority of Continuing Trustees) and that a majority of the Trust's executive officers shall consist of "Continuing Officers" (who are defined as officers who have been executive officers for at least two years or who are elected to their office by a majority of Continuing Trustees). The Dutch Fund has also agreed that, except under certain specified circumstances, it will not sell or transfer any of its Common Shares without the Trust's consent prior to January 10, 2001.

                                 PROPOSAL TWO
                APPROVAL OF THE TRUST'S 1997 STOCK OPTION PLAN

THE 1997 STOCK OPTION PLAN


  The 1997 Stock Option Plan (the "1997 Plan") is set forth in Appendix I. The purpose of the 1997 Plan is to attract and retain outstanding individuals as employees and Trustees of the Trust and its affiliates and to provide incentives for such employees and Trustees to achieve the objectives and promote the business success of the Trust and its affiliates by providing to such individuals opportunities to acquire Common Shares through the exercise of options and thereby provide such individuals with a greater proprietary interest in and closer identity with the Trust and its financial success. An aggregate of 2,500,000 Common Shares is authorized for issuance upon the exercise of options granted under the 1997 Plan. The maximum number of Common Shares available to any one optionee under the 1997 Plan through options granted in one calendar year is 250,000 Common Shares. The 1997 Plan provides for the grant of so-called incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not qualify as incentive options. Incentive options are not available to non-employee Trustees. All Trustees (currently nine) and all employees (currently approximately 600) of the Trust and its affiliates are eligible to participate in the 1997 Plan. The last reported sale price of the Common Shares on the Record Date was $24.00.


  The 1997 Plan is administered by Option Committees appointed by the Board of Trustees. Four non-employee Trustees currently serve as the Option Committee with respect to option grants to Trustees who are also employees of the Trust, the Board of Trustees currently serves as the Option Committee for certain designated officers, and the Chairman of the Board and President currently serve as the Option Committee with respect to option grants to all other eligible employees and Trustees. Subject to the terms of the 1997 Plan, the Option Committees determine the individuals who will receive options, the number of Common Shares to be covered by each option, whether the options will be incentive options or non-incentive options, the option exercise price, the option duration, option exercise schedule and all other terms and conditions of the option as well as whether or not option exercise schedules will be accelerated and whether options will be canceled and reissued.

  Options are exercisable as provided by the Option Committees. Upon a Change of Control, as defined in the 1997 Plan, all options become immediately exercisable in full. Unless the option grant provides otherwise, in the event the optionee's employment terminates by reason of the optionee's permanent disability or death, the option may be exercised (within the term thereof) for a period of one year after the termination to the extent such option was exercisable at termination. Unless the option grant provides otherwise, in the event of any other termination of employment, the option may be exercised (within the term thereof) for a period of 30 days thereafter to the extent such option was exercisable at termination.

  Payment upon exercise of options may be made as determined by the Option Committees in cash, Common Shares, by means of "cashless exercise" or as otherwise determined by the Option Committees. The Option Committees may authorize, as full or partial payment of the option exercise price, a recourse promissory note evidencing the optionee's obligation to make future cash payment thereof. To satisfy income tax withholding obligations, the Option Committees may in lieu of cash withholding, permit withholding obligations to be satisfied through withholding of Common Shares.

  No option is treated as an incentive option if it is exercisable more than 10 years from the date of the option grant, has an exercise price less than fair market value of the Common Shares on the date of grant or is exercised more than three months after a termination of employment other than by reason of death or disability. The aggregate fair market value (determined as of the date the option is granted) of the Common Shares with respect to which incentive options are exercisable for the first time by the optionee in any calendar year (under the 1997 Plan and any other incentive option plan of the Trust) may not exceed $100,000.

  Incentive options are not transferable except by will or the laws of descent and distribution, and during the lifetime of the optionee, incentive options are only exercisable by the optionee. The Option Committees may permit non-incentive options to be transferred subject to conditions or limitations specified by the Option Committees such as classifications or categories of permissible transferees. The number of Common Shares available for issuance under the 1997 Plan and the number of Common Shares subject to outstanding options and the exercise price for outstanding options are subject to adjustment in the event of a Common Share dividend, recapitalization or other similar change affecting the number of outstanding Common Shares. The Option Committees also may authorize the issuance or assumption of options or any other equitable adjustment (including cancellation and cash-out of the options) in connection with any merger, consolidation, acquisition of property or stock, or reorganization or liquidation, or in case of any extraordinary transaction, upon such terms and conditions as the Option Committees may deem appropriate.


  The 1997 Plan may be amended or terminated by the Trustees of the Trust, but the Trustees may not adversely change the number of Common Shares or terms and conditions of any option without the consent of the holder of the option. No options may be granted under the 1997 Plan after September 7, 2007, but options outstanding on such date would remain exercisable according to their terms.

  Under the Code, neither the grant nor the lapse of an option is a taxable event. The exercise of an incentive option will also not be a taxable event, except that the "bargain element" (i.e., the difference, if any, by which the fair market value of the Common Shares on the date of exercise, determined without regard to restrictions, exceeds the exercise price) may be subject to the alternative minimum tax depending on the optionee's overall tax situation. If the incentive optionee has been an employee of the Trust from the date of grant until 30 days prior to exercise (or 12 months in the event of permanent disability), and if the employee has held the stock for at least one year from the date of exercise and two years from the date of grant, any gain on the sale of the option Common Shares will be taxed to the optionee at capital gains rates. The maximum individual federal capital gains tax rates are 28% for stock held more than 12 months and not more than 18 months and 20% for stock held more than 18 months. If the optionee sells the Common Shares acquired pursuant to an incentive option before the end of the applicable time periods, any gain on the sale will be taxed to the optionee as ordinary income. The amount of the gain taxed as ordinary income will be the lesser of
(1) the bargain element or (2) the amount realized on the sale less the exercise price. The exercise of a non-incentive option requires the optionee's recognition of ordinary income (subject to withholding) equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. Any gain on the sale of such non-incentive option Common Shares held for the appropriate period over the exercise price will be taxed at capital gains rates. The Trust will be entitled to a business deduction equal to the amount of ordinary income, if any, recognized by the optionee.

  The grant of options is subject to the discretion of the Option Committees and no option grants have yet been made under the 1997 Plan and therefore are not yet determinable.

EFFECT OF APPROVAL OF THE 1997 PLAN


  Approval by the shareholders of the 1997 Plan is needed to enable the grant of incentive options which qualify under Section 422 of the Code.


  Approval of the 1997 Plan by shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting and having the right to vote thereon. If the requisite affirmative vote is not obtained, options granted under the 1997 Plan will not qualify as incentive options and will be treated as non-incentive options.


THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 PLAN.

                             PROPOSALS RELATING TO
                           AMENDMENTS TO THE TRUST'S
                   AMENDED AND RESTATED DECLARATION OF TRUST

  At the Annual Meeting, the shareholders of the Trust will be asked to consider and act upon two proposals to amend the Trust's Amended and Restated Declaration of Trust (the "Declaration of Trust"). More specifically, the Amendments will:

  (i) eliminate the limitation on the number of preferred shares (the "Preferred Shares") the Trust is authorized to issue; and

  (ii) enable the Trust under certain limited circumstances to grant the holders of Preferred Shares the right to vote for a limited number of Trustees in the event that the Trust defaults on the payment of dividends on Preferred Shares.

The text of the Amendments is set forth in Appendix II and this summary is qualified in its entirety by reference thereto. Adoption of either Amendment is not contingent upon adoption of the other Amendment. Accordingly, each Amendment shall be voted upon separately.

                              PROPOSAL THREE (A)

                       AMENDMENT RELATING TO AUTHORIZED
                               PREFERRED SHARES

Current Declaration Provision

  The Declaration of Trust provides that the total number of Preferred Shares that may be issued by the Trust is limited to 1,000,000 shares.

Proposed Change to the Declaration

  The Amendment will eliminate the 1,000,000 share limitation.

Reasons for the Proposed Change

  Currently, the Trust can effectively issue more than 1,000,000 Preferred Shares by issuing depositary shares representing fractional interests in Preferred Shares. The elimination of the 1,000,000 share limitation, however, will enable the Trust to avoid the necessity of issuing Preferred Shares by means of depositary shares, which is a more complex, burdensome and costly method for the Trust to issue Preferred Shares.

                              PROPOSAL THREE (B)

                       AMENDMENT RELATING TO THE VOTING
                       RIGHTS OF PREFERRED SHAREHOLDERS

Current Declaration Provision

  The Declaration of Trust provides that the holders of Preferred Shares shall not be entitled to vote on the election of one or more separate Trustees.

Proposed Change to the Declaration


  The Amendment will authorize the Board of Trustees to give holders of Preferred Shares, voting together as one class, the right to vote on the election of Trustees only if the Trust defaults on the payment of dividends on Preferred Shares for the requisite period and only to the extent the granting of such limited voting right under such circumstance is required for Preferred Shares to be eligible for listing on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") or for quotation on the Nasdaq Stock Market ("Nasdaq"). The number of Trustees that the holders of Preferred Shares shall have the right to elect, however, shall be limited to the minimum number of Trustees necessary to satisfy such eligibility requirements.

Reasons for the Proposed Change

  The Trust's Common Shares are listed on the NYSE. Currently, in order for the Trust's Preferred Shares to be eligible for listing on the NYSE or the AMEX or for quotation on Nasdaq, the holders of Preferred Shares, voting together as one class, must have the right to vote on the election of a minimum of two Trustees in the event that the Trust defaults on the payment of dividends on Preferred Shares for six quarterly periods. The Amendment will authorize the Board of Trustees to give holders of Preferred Shares, voting together as one class, the right to vote on the election of Trustees only if the Trust defaults on the payment of dividends on Preferred Shares for the requisite period and only to the extent the granting of such limited voting right under such circumstance is required for Preferred Shares to be eligible for listing on the NYSE or the AMEX or for quotation on Nasdaq. The number of Trustees that the holders of Preferred Shares shall have the right to elect, however, shall be limited to the minimum number of Trustees necessary to satisfy such eligibility requirements. The Amendment will not authorize the Board of Trustees to grant holders of Preferred Shares the right to vote for the election of Trustees under any other circumstances or for more than the minimum number of Trustees as is then necessary to satisfy the eligibility requirements of the NYSE, the AMEX or Nasdaq. The Trust believes that the liquidity and other benefits provided by listing the Preferred Shares on the NYSE or the AMEX or quoting the Preferred Shares on Nasdaq should enhance the Company's ability to raise capital in the future on a more cost efficient basis.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF EACH OF THE AMENDMENTS.

                       COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires that the Trust's officers and Trustees, and persons who own more than 10% of a registered class of the Trust's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Trust with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended July 31, 1997, all Section 16 filing requirements applicable to its officers, Trustees and greater than 10% beneficial owners were complied with, except that Arnold Laubich failed to file one Form 4 on a timely basis with respect to the acquisition of additional Common Shares by his wife and daughter.

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder intends to present at the Trust's 1998 Annual Meeting of Shareholders must be received by the Trust no later than June 30, 1998 in order to be included in the Trust's Proxy Statement and form of Proxy Card relating to that meeting.

                        FINANCIAL AND OTHER INFORMATION

  The Trust's Annual Report for the fiscal year ended July 31, 1997, including financial statements, is being sent to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

                                 OTHER MATTERS

  The Trust's independent auditors for the current fiscal year are Coopers & Lybrand L.L.P., who were engaged by the Trust on July 12, 1990 to act as independent auditors for the Trust for the fiscal year ended July 31, 1990, and have continued as auditors thereafter.

  A representative of Coopers & Lybrand L.L.P. is expected to be in attendance at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and the Trust has been advised that the representative will be available to respond to appropriate questions of the shareholders.

  A copy of the Trust's Annual Report on Form 10-K will be sent without charge to shareholders requesting the same in writing. Any such request should be made to New Plan Realty Trust, 1120 Avenue of the Americas, New York, New York 10036, Attention: Steven F. Siegel, Esq.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed Proxy Card is to be borne by the Trust. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Trust will reimburse them for reasonable forwarding expenses. In addition to the solicitation of proxies by use of the mails, the Trust may utilize the services of some of its Trustees, officers and regular employees (who will not be specifically compensated for such services) to solicit proxies personally and by telephone or telecopy with shareholders or their personal representatives.

                                          By Order of the Board of Trustees

                                          /s/ William Newman
                                          WILLIAM NEWMAN
                                          Chief Executive Officer
                                          and Chairman of the Board


October 22, 1997

                                   APPENDIX I

                             NEW PLAN REALTY TRUST
                             1997 STOCK OPTION PLAN

                 NEW PLAN REALTY TRUST 1997 STOCK OPTION PLAN

   1.  Purpose. The purpose of this New Plan Realty Trust 1997 Stock Option
       -------
Plan ("Plan") is to attract and retain outstanding individuals as employees and members of the Board of Trustees ("Trustees") of New Plan Realty Trust (the "Company") and its affiliates (the Company and its affiliates, collectively or individually, "Employer"), and to provide incentives for such employees and Trustees to achieve the objectives and promote the business success of Employer by providing to such individuals opportunities to acquire common shares of beneficial interest of the Company ("Shares") through the exercise of stock options and thereby provide such individuals with a greater proprietary interest in and closer identity with Employer and its financial success. Options granted under this Plan may be either nonqualified stock options or incentive stock options ("Incentive Options"). (Nonqualified stock options and Incentive Options, collectively or individually, "Options"). Options granted under this Plan and designated as Incentive Options by the Committee (as herein defined) are intended to be "incentive stock options" within the meaning of that term in section 422 of the Internal Revenue Code of 1986, as amended ("Code"). To the extent deemed appropriate by the Committee, the provisions of this Plan with respect to Incentive Options and of each Incentive Option granted hereunder shall be interpreted in a manner consistent with that section and all valid regulations issued thereunder. Incentive Options may not be granted under the Plan to Trustees, except to those Trustees who are also employees of Employer at the time of the Option grant.

   2.  Administration. This Plan will be administered by the Board of Trustees
       --------------
of the Company (the "Board") or a committee or committees designated by the Board. (The Board or such committee or committees hereinafter, collectively or individually, the "Committee"). The Committee shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Options or Shares to which such action relates. A majority of the disinterested members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its disinterested members. For purposes of this Section, a Committee member is treated as disinterested if the Committee member is not exercising discretion at such time with respect to the grant of Options under this Plan to himself or herself. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a writing signed by a majority of the disinterested Committee members. Whenever the Committee shall consist of not more than two disinterested Trustees, all determinations shall be made by both members either at a meeting or by a writing signed by both members.


  The Committee shall determine, within the limits of the express provisions of this Plan, those employees and Trustees to whom, and the time or times at which, Options shall be granted to such employees or Trustees. The Committee shall determine the number of Shares to be subject to each Option, whether an Option will be a nonqualified stock option or an Incentive Option, the duration of each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, whether or not the exercise schedule will be accelerated, the restrictions applicable to each Option, and whether cash, Shares, or other property may be accepted in full or partial payment upon exercise of an Option. In making such determinations, the Committee may take into account the nature of the services rendered by the Participants (hereinafter defined), their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.


   3.  Participants. The "Participants" in the Plan will consist of such
       ------------
employees and Trustees of Employer as the Committee in its sole discretion from time to time designates within the limits of the express provisions of this Plan. The Committee's designation of a Participant at any time shall not require the Committee to designate such person at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the terms of their respective Options, including without limitation: (i) the financial condition of Employer, (ii) anticipated profits of the current or future years, (iii) contributions of Participants to the profitability and development of Employer, both present and future, and (iv) other compensation provided to Participants.

   4.  Terms and Conditions of Options. The Options granted under this Plan
       -------------------------------
shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of this Plan, including the following:

       a.  Option Price
           ------------

           The Option exercise price for each Option shall be established by the Committee; provided that in the case of Incentive Options, the Option exercise price shall in no event be less than 100% of the fair market value of the Shares subject to such Option at the time such Option is granted. In the case of an Incentive Option granted to a Participant who at the time of grant owns (directly or indirectly) shares aggregating more than 10% of the total combined voting powers of all classes of shares of the Company or any parent or subsidiary corporation ("10% Owner"), the Option exercise price shall be at least 110% of such fair market value of the Shares subject to such Incentive Option at the time such Incentive Option is granted.

       b.  Option Term
           -----------

           (i) Each Option granted under this Plan shall be for such period as the Committee shall determine, which period may include, without limitation, early termination of the Option upon the Participant's termination of employment or cessation as a Trustee. For purposes of this Section 4, termination of employment of a Participant who is a Trustee shall mean the later of the Participant's termination of employment with the Employer or termination of service as a Trustee.

           (ii) Unless the terms of the Option provide otherwise or the Committee determines otherwise, the following provisions apply:

            a) Disability. In the event of termination of employment of the
               ----------
       Participant by reason of the Participant's disability, the Participant shall have the right to exercise all unexercised Options, to the extent exercisable as of the last day of employment under the terms of the Option, at any time within one year after such termination, subject to the expiration of such Options pursuant to the terms of the Options. Any such Options not so exercised shall terminate.

            b) Death. In the event of termination of employment of the
               -----
       Participant by reason of the Participant's death, any person who acquires any unexercised Options by will or the laws of descent and distribution from the Participant shall have the right to exercise all unexercised Options held by the Participant which were exercisable on the day of the Participant's death under the terms of the Option, at any time within one year after the Participant's death, subject to the expiration of such Options pursuant to the terms of the Options. Any such Options not so exercised shall terminate.


            c) Other Terminations. In the event of the termination of employment
               ------------------
       of a Participant for reasons other than those described in Sections 4(b)(ii)(a) and 4(b)(ii)(b), any unexercised Options granted to the Participant hereunder shall be deemed canceled and terminated, except that such Participant may, within thirty (30) days after such termination of employment, exercise such Options which as of the last day of such Participant's employment were exercisable under the terms of the Option (after taking into account the acceleration of exercisability pursuant to Section 8(c) hereof), subject to the expiration of such Options pursuant to the terms of the Options.

            (iii) No Incentive Option, however, may be for a period more than ten (10) years from the date the Incentive Option is granted; provided, however, for a 10% Owner, no Incentive Option may be for a period more than five (5) years from the date the Incentive Option is granted. To the extent required by law, but subject to any earlier cancellation and termination of the Option as provided in the Plan or the Option, a Participant who ceases to be employed by Employer for any reason other than death or disability shall not have the right to exercise his or her Incentive Options at any time after three (3) months after such cessation of employment and continue to have such Options treated as Incentive Options. To the extent required by law, a Participant who ceases to be employed by Employer because of disability shall have no more than one (1) year after such cessation of employment to exercise his or her Incentive Options and continue to have such Options treated as Incentive Options. To the extent a Trustee more than 3 months after the Trustee ceased to be an employee of the Employer exercises Options granted as Incentive Options and to the extent required by law, such Options granted as Incentive Options shall be treated as nonqualified stock options.

       c.  Method of Exercise
           ------------------

           Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. In the discretion of the Committee, made at the time the Option is exercised, payment for Shares may be made in cash, other Shares (by either actual delivery of Shares or by attestation), retention of Shares which would otherwise be issued upon Option exercise, "cashless exercise" through a third party, a combination of the foregoing, or by any other means which the Committee determines. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to Employer for the payment of, any taxes (other than stock transfer taxes) which Employer is obligated to collect with respect to the issue or transfer of Shares upon such exercise.

           To the extent permitted by the Committee and the Employer, in their sole discretion, Participants in the Plan may borrow funds on a recourse basis from the Employer with which to purchase Shares pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan may bear interest at a rate determined by the Committee.

           The Committee may determine to grant additional options to those Participants in the Plan who exercise their Options with Shares.

       d.  Value of Shares
           ---------------

           The aggregate fair market value (determined at the time the Incentive Options are granted) of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000).

       The award of any Options may be subject to other provisions (whether or not applicable to the Option awarded to any other Participant) as the Committee, in its sole discretion determines appropriate, including, without limitation, restrictions on resale or other disposition, installment exercise limitations, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements, and undertakings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.


   5.  Shares. The total number of Shares allocated to this Plan and available
       ------
to designated Participants under this Plan is two million five hundred thousand (2,500,000) Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 8. The maximum number of Shares available to any one Participant under this Plan through Options granted in any one calendar year is two hundred fifty thousand (250,000) Shares. Each Option when granted shall state the number of Shares to which it pertains. If any Option granted under this Plan expires unexercised, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which Options may be granted under this Plan, or if any Option is canceled, the Shares theretofore subject to such Option or to the unexercised portion of such Option shall again become available for new Options to be granted under this Plan to any eligible person (including the holder of such former Option).

   6.  Option Notices. Options granted pursuant to this Plan shall be authorized
       --------------
by the Committee and shall be evidenced by notices ("Option Notices") in such form as the Committee shall from time to time determine. Such Option Notices shall state: (i) the number of Shares with respect to which the Option is granted, (ii) the type of Option--nonqualified stock option or Incentive Option,
(iii) the Option exercise price, (iv) the

Option exercise schedule, (v) the Option term and (vi) such other information as the Committee deems appropriate. The terms and conditions of each Option Notice must be consistent with the provisions of this Plan and will be applicable only to the grant that it announces.

   7.  Limitations on Transferability. No Incentive Option granted to a
       ------------------------------
Participant shall be transferable by the Participant except by will or by the laws of descent and distribution. The Committee in its sole discretion may permit a Participant to transfer Options, other than Incentive Options, subject to any conditions or limitations specified by the Committee such as classifications or categories of permissible transferees.

   8.  Adjustments
       -----------

       a.  Capital Adjustments
           -------------------

           If the Shares should, as a result of any stock dividend, stock split, other subdivision or combination of Shares, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of Shares covered by each outstanding Option, the Option exercise price under each outstanding Option, and the total number of Shares reserved for issuance under this Plan shall be adjusted as determined by the Committee to reflect such action. Any new Shares or other securities issued with respect to Shares shall be deemed Shares.

       b.  Sale or Reorganization
           ----------------------

           Subject to Section 8(c), in the event the Company is merged or consolidated with another corporation, or in the event the property or Shares of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of Employer, or in the event of any extraordinary transaction, the board of trustees or directors of any trust or corporation, respectively, assuming the obligations of the Company hereunder or the Committee, as applicable, shall have the right to provide for the continuation of Options granted under the Plan or for other equitable adjustments as determined by the board of trustees or directors of such trust or corporation, respectively, assuming the obligations of the Company hereunder or the Committee, as applicable (by means, such as, for example, cash payment in an amount equal to the difference between the Share price and the Option price, conversion into other property or securities, or giving written notice to holders of Options that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, as applicable, and that such Options must be exercised within a specified period of days of such notice or they will be terminated).

       c.  Change of Control
           -----------------

           Upon a "Change of Control" all Options shall become immediately exercisable in full notwithstanding the terms of the Option grant to the contrary. For purposes of this Plan, a Change of Control means:


           (i) The ownership by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of, or the Beneficial Ownership by any Person of, 25% or more of either (i) the then-outstanding shares of beneficial interest of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Trustees (the "Outstanding Company Voting Securities");
or


           (ii) Individuals who, as of the effective date of this Plan, are members of the Board (the "Incumbent Board Members") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Trustee subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Trustees then comprising the Incumbent Board Members shall be considered as though such individual were an Incumbent Board Member, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination,

            a) All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding shares of beneficial interest and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of trustees or directors of the trust or corporation, respectively, resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be;

            b) No Person (excluding any trust or corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of beneficial interest or common stock of the trust or corporation, respectively, resulting from the Business Combination, or the combined voting power of the then-outstanding voting securities of that trust or corporation except to the extent that such ownership existed prior to the Business Combination; and

            c) At least a majority of the members of the board of trustees or directors of the trust or corporation, respectively, resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

           (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

   9.  Legal and Other Requirements. Each Option granted under this Plan shall
       ----------------------------
be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares issuable or transferable upon the exercise of the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issuance, transfer or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall not be obligated to sell or issue any Shares in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. No adjustment with respect to any Shares covered by Options other than pursuant to Section 8 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

  10.  Notice of Sale of Shares. A Participant shall provide prompt notice of
       ------------------------
the disposition of any Shares acquired by the Participant upon exercise of an Incentive Option granted hereunder within two years from the date such Incentive Option was granted or within one year after the transfer of such Shares to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

  11.  Tax Withholding. Employer shall comply with the obligations imposed on
       ---------------
Employer under applicable tax withholding laws, if any, with respect to Options granted hereunder, Shares transferred upon exercise thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including, without limitation, withholding from amounts payable by Employer to a Participant and making demand on a Participant for the amounts required to be withheld.

       If the Committee so permits, a Participant, or upon the Participant's death, the Participant's beneficiary, may satisfy, in whole or in part, the obligation to pay Employer any amount required to be withheld under the applicable federal, state and local income tax laws in connection with exercise of an Option under this Plan by: (i) having Employer withhold from the Shares to be acquired upon the exercise of the Option, (ii) delivering to Employer either previously acquired Shares or Shares acquired upon the exercise of the Option which the Participant or beneficiary was unconditionally obligated to deliver to Employer or (iii) any other means which the Committee determines. The fair market value of Shares shall be determined in accordance with procedures established by the Committee. Any amounts required to be withheld in excess of the value of Shares withheld or delivered shall be paid in cash or withheld from other compensation paid by Employer.

  12.  No Contract of Employment. Neither the adoption of this Plan nor the
       -------------------------
grant of any Options, nor ownership of Shares shall be deemed to obligate Employer to continue the appointment, employment, or engagement of any Participant for any particular period.

  13.  Indemnification of Committee. The members of the Committee shall be
       ----------------------------
indemnified by the Company to the fullest extent permitted by the law governing unincorporated Massachusetts business trusts and the governing instruments of the Company.

  14.  Amendment and Termination of Plan. The Trustees of the Company may amend
       ---------------------------------
this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of Shares subject to the then outstanding Options granted to any Participant or adversely to the Participant change the terms and conditions of outstanding Options without the Participant's consent. No Option may be granted after ten (10) years from the original effective date of adoption of this Plan.


  15.  Massachusetts Law to Govern. This Plan shall be governed by and construed
       ---------------------------
in accordance with the laws of the Commonwealth of Massachusetts.


  16.  Effective Date of Plan. The effective date of this Plan is September 8,
       ----------------------
1997. Designation of Options as Incentive Options shall be subject to the approval of this Plan by a majority of the votes cast at a meeting of shareholders and having the right to vote thereon.

                                  APPENDIX II

                                AMENDMENT NO. 1
                                       TO
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                             NEW PLAN REALTY TRUST

                                AMENDMENT NO. 1
                                      TO
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                             NEW PLAN REALTY TRUST

  This AMENDMENT NO. 1 TO AMENDED AND RESTATED DECLARATION OF TRUST OF NEW
PLAN REALTY TRUST is made as of the     day of December, 1997 by William
Newman, Arnold Laubich, Norman Gold, Melvin Newman, James Steuterman, Raymond Bottorf, Dean Bernstein, John Wetzler and Gregory White, not personally but solely as Trustees of the Trust.

                             W I T N E S S E T H :

  WHEREAS, on January 15, 1996, the Trustees entered into a certain Amended and Restated Declaration of Trust of New Plan Realty Trust (the "Declaration of Trust"); and

  WHEREAS, the Trustees have unanimously voted to amend said Declaration of Trust, as provided in this Amendment No. 1 to the Declaration of Trust; and

  WHEREAS, the holders of not less than two-thirds of the Shares of Beneficial Interest (as defined in the Declaration of Trust) outstanding have at a shareholders' meeting duly held on December 10, 1997, voted in favor of this Amendment No. 1 to said Declaration of Trust, and have accordingly agreed to all of the terms and provisions herein stated.

  NOW, THEREFORE, the Declaration of Trust is hereby amended as hereinafter set forth.

  17. Section 6.1.2 is hereby amended to read as follows:

      The language after the last word "Trustees" in the next to last sentence and the last sentence is hereby amended as follows:

      "except that, in the sole discretion of the Board of Trustees, but only in the event that the Trust defaults on the payment of dividends on Preferred Shares for the requisite period and only to the extent the granting of such limited voting right under such circumstance is required for Preferred Shares to be eligible for listing on the New York Stock Exchange or the American Stock Exchange or for quotation on the Nasdaq Stock Market, Preferred Shares, voting together as one class, may be given the right to vote on the election of the specified minimum number of Trustees necessary to satisfy such eligibility requirements. There shall be an unlimited number of Preferred Shares authorized hereunder."

  IN WITNESS WHEREOF, the parties hereto as Trustees hereunder have signed these presents as of the day and year first above written and the President and Secretary of the Trust have executed these presents to evidence the vote of at least two-thirds in interest of the shareholders of the Trust in favor of the within amendments.

-------------------------------------     -------------------------------------
       William Newman, Trustee                   Gregory White, Trustee


-------------------------------------     -------------------------------------
        Norman Gold, Trustee                     Melvin Newman, Trustee


-------------------------------------     -------------------------------------
      James Steuterman, Trustee                 Raymond Bottorf, Trustee


-------------------------------------     -------------------------------------
       Dean Bernstein, Trustee                    John Wetzler, Trustee


-------------------------------------     -------------------------------------
     Arnold Laubich, Trustee and                Steven Siegel, Secretary
              President

                                                                     952-PS-1997

                                    (FRONT)

                             NEW PLAN REALTY TRUST

   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

PROXY

  The undersigned hereby appoints Leonard Cancell and Joel Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the undersigned's Shares of Beneficial Interest in the Trust at the Annual Meeting of Shareholders to be held at Baruch College Conference Center, Room 750, 151 East 25th Street, New York, New York at 10:00 in the morning on December 10, 1997 and at any adjournment thereof. Said attorney-in-fact and proxy is instructed to vote as designated on the reverse side.

  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE
                                                                    SIDE

                                    (BACK)

---   Please Mark
 X    Votes As In
---   This Example.

The attorney-in-fact and proxy shall vote the undersigned's shares as specified hereon or, where no choice is indicated, the undersigned's vote will be cast FOR each of the matters hereon.
             ---

1. Electing three Trustees.

   NOMINEES: William Newman, Arnold Laubich and
             John Wetzler

                                      MARK HERE
----    FOR       ----   WITHHELD    IF YOU PLAN  ----
        ALL              FROM ALL     TO ATTEND
----  NOMINEES    ----   NOMINEES    THE MEETING  ----

                                      MARK HERE
----                                 FOR ADDRESS  ----
                                     CHANGE AND
----                                 NOTE BELOW   ----

      --------------------------------------
      For all nominees except as noted above

                                                 FOR    AGAINST   ABSTAIN
2. Approving the 1997 Stock Option Plan, as      ---      ---       ---
   described in Proposal Two of the
   accompanying Proxy Statement.                 ---      ---       ---

                                                 FOR    AGAINST   ABSTAIN
3. Approving the Amendment to the                ---      ---       ---
   Amended and Restated Declaration of
   Trust (the "Declaration") of New Plan         ---      ---       ---
   Realty Trust (the "Trust") relating to the elimination of the limitation on the number of Preferred Shares that may be issued by the Trust, as described in Proposal Three
   (A) of the accompanying Proxy Statement.

                                                 FOR    AGAINST   ABSTAIN
4. Approving the Amendment to the                ---      ---       ---
   Declaration relating to the ability to grant
   the holders of Preferred Shares voting        ---      ---       ---
   rights with respect to the election of
   Trustees under certain limited circum-
   stances, as described in Proposal Three (B) of the accompanying Proxy Statement.

5. In their judgment, upon such other matters as may properly come before the meeting.

To help us eliminate duplicate mailings to the same  ---
beneficial holders, please mark the box if you hold
shares in more than one account and wish to          ---
discontinue Annual Report mailing for this account.
(At lease one account at this address must continue to receive an annual report).

NOTE: PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY.

Please sign exactly as name appears hereon and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                              Date:
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Signature:                              Date:
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